As filed with the Securities and Exchange Commission on December 17, 2004
                                                       Registration No. ________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             -----------------------

                          APPLIED NEUROSOLUTIONS, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                  39-1661164
   (State of incorporation)             (I.R.S. Employer Identification No.)


                         50 Lakeview Parkway, Suite 111
                             Vernon Hills, IL 60061
                                 (847) 573-8000

    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                  -------------

           Warrants issued pursuant to Written Compensation Contracts
                     Hemoxymed, Inc. 2003 Stock Option Plan
                            (Full title of the plan)

                                  -------------

                                  David Ellison
                          Applied NeuroSolutions, Inc.
                             Chief Financial Officer
                         50 Lakeview Parkway, Suite 111
                             Vernon Hills, IL 60061
                                 (847) 573-8000

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   COPIES TO:

                              Adam Eilenberg, Esq.
                             Eilenberg & Krause LLP
                               11 East 44th Street
                            New York, New York 10017
                                 (212) 986-9700

                                  -------------

                                           CALCULATION OF REGISTRATION FEE

===================================================================================================================

                                                                Proposed Maximum    Proposed Maximum    Amount of
                 Title of                     Amount to be       Offering Price        Aggregate      Registration
       Securities to be Registered             Registered           Per Share        Offering Price        Fee
===================================================================================================================
 Common Stock, par value $.0025 per
 share, issuable pursuant to warrants
 granted by the registrant to employees       1,562,258(1)          $0.3325(2)        $519,450.79        $61.14
 and granted to various consultants for
 consulting services
===================================================================================================================
 Common  Stock,   par  value  $.0025  per     9,919,636(3)          $0.19(4)         $1,884,730.84       $221.83
 share,  issuable  upon the  exercise  of
 options  previously  granted pursuant to
 the  Hemoxymed,  Inc.  2003 Stock Option
 Plan
-------------------------------------------------------------------------------------------------------------------
 Common  Stock,   par  value  $.0025  per     2,080,364(3)          $0.3325(2)        $691,721.03        $81.42
 share,  issuable  upon the  exercise  of
 options  to be granted  pursuant  to the
 Hemoxymed, Inc. 2003 Stock Option Plan
===================================================================================================================
 Common  Stock,   par  value  $.0025  per
 share,  issuable  pursuant  to  warrants
 granted  by the  registrant  to  various     2,287,500(5)        $0.18306011(6)      $418,750.00        $49.29
 consultants for consulting services
===================================================================================================================
                  Total:                     15,849,758(3)                           $3,514,652.66      $413.68
===================================================================================================================

(1) Represents shares that may be issued pursuant to warrants issued to the following former employees and consultants by the registrant: Gilles Avenard, Christopher Bailleul, Marie Christine Beuret-Ropars, David H. DeWeese, Miles Flamenbaum, Walter Flamenbaum, Yann Godfrin, Edward J. Leary, Emile Loria, Stephen K. Parks and Cheryl K. Parks, Claude Ropars, Philippe Ropars, Mario M. Rosati, Daren L. Stewart and Jim Terranova. Pursuant to Rule 416 of the Securities Act of 1933, this Registration Statement also registers an indeterminate number of additional shares of our common stock that may become issuable pursuant to provisions of the warrants relating to adjustments for recapitalization, stock dividends, etc.

(2) Calculated solely for the purpose of determining the registration fee pursuant to Rules 457(c) based on the average of the bid and asked prices of our common stock on the over-the-counter market on December 6, 2004. The actual exercise price of the warrants is $0.0001.

(3) Pursuant to Rule 416 of the Securities Act of 1933, this Registration Statement also registers an indeterminate number of additional shares of our common stock that may become issuable pursuant to provisions of the Hemoxymed, Inc. 2003 Stock Option Plan relating to adjustments for recapitalization, stock dividends, etc.

(4) Calculated solely for the purpose of determining the registration fee pursuant to Rules 457(h) representing the weighted average exercise price of options previously granted under the Hemoxymed, Inc. 2003 Stock Option Plan.

(5) Represents shares that may be issued pursuant to warrants issued to the following consultants by the registrant: Richard Stone, David Stone, Joshua Schein, Judson Cooper and Ned Benjamin. Pursuant to Rule 416 of the Securities Act of 1933, this Registration Statement also registers an indeterminate number of additional shares of our common stock that may become issuable pursuant to provisions of the warrants relating to adjustments for recapitalization, stock dividends, etc

(6) Calculated solely for the purpose of determining the registration fee pursuant to Rules 457(h) representing the weighted average exercise price of the warrants granted.

                                EXPLANATORY NOTE

         As permitted by the rules of the Securities and Exchange Commission, this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the holders of the warrants issued by the Board of Directors to certain employees and consultants and the holder of options granted under the Hemoxymed, Inc. 2003 Stock Option Plan as required by Rule 428(b) promulgated under the Securities Act of 1933, as amended. Such documents are not being filed with the Securities and Exchange Commission as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of such Act.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

     The following documents filed with the Securities and Exchange Commission (the "Commission") by the Registrant, Applied NeuroSolutions, Inc., a Delaware corporation (the "Company"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement:

     (1) Our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003 filed on March 19, 2004.

     (2) Our Quarterly Report on Form 10-QSB for the three months ended March 31, 2004, filed on May 17, 2004.

     (3) Our Quarterly Report on Form 10-QSB for the three and six months ended June 30, 2004, filed on August 6, 2004.

     (4) Our Quarterly Report on Form 10-QSB for the three and nine months ended September 30, 2004, filed on November 15, 2004;

     (5) Our Current Report on Form 8-K dated February 6, 2004, filed on February 13, 2004;

     (7) Our Current Report on Form 8-K dated September 24, 2004, filed on September 28, 2004;

     (8) Our Current Report on Form 8-K dated October 25, 2004, filed on October 25, 2004;

     (9) Our Current Report on Form 8-K/A dated October 25, 2004, filed on November 5, 2004;

    (10) The description of the Company's common stock contained in our Registration Statement on Form 8-A, filed on May 5, 1998, which was filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating such description; and

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares offered hereby have been sold or which deregisters all then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.    Description of Securities.

        Not applicable.

Item 5.    Interests of Named Experts and Counsel.

        Not applicable.

Item 6.    Indemnification of Directors and Officers.

Applied NeuroSolutions Inc.'s Certificate of Incorporation, as amended, contains provisions to indemnify the Directors, officers, employees or other agents to the fullest extent permitted by the General Corporation Law of Delaware. These provisions may have the practical effect in certain cases of eliminating the ability of shareholders to collect monetary damages from Directors. Applied NeuroSolutions, Inc. believes that these provisions will assist the Company in attracting or retaining qualified individuals to serve as Directors.

Item 7.    Exemption from Registration Claimed.

        Not applicable.


Item 8.    Exhibits.

Exhibit No   Description of Exhibit
----------   ------------------------------------------------------------------
5.1          Opinion of Eilenberg & Krause LLP
4.1          Hemoxymed, Inc. 2003 Stock Option Plan*
4.2          Form of warrant granted to various consultants and employees
10.1         Warrant, dated September 3, 2003, granted to Richard Stone
10.2         Warrant, dated September 3, 2003, granted to David Stone
10.3         Warrant, dated September 10, 2002, granted to Judson Cooper
10.4         Warrant, dated September 10, 2002, granted to Joshua Schein
10.5         Warrant, dated November 4, 2004, granted to Richard Stone
10.6         Warrant, dated November 4, 2004, granted to Ned Benjamin
23.1         Consent of KPMG LLP
23.2         Consent of Eilenberg & Krause LLP (included in Exhibit 5.1 hereto).
24.1         Powers of Attorney (included on the signature page of this
             Registration Statement).

Except as otherwise noted below, all of the exhibits are filed herewith.

*Previously filed as Appendix B to the Company's definitive revised information statement materials on Schedule 14C filed on August 29, 2003 and incorporated herein by reference.

Item 9.    Undertakings.

     (a)   The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                            (i) to include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                           (ii) to reflect in the prospectus any facts or events
                  arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                          (iii) to include any material information with respect
                  to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however that paragraphs a(1)(i) and a(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Vernon Hills, State of Illinois, on December 17, 2004.

                                      APPLIED NEUROSOLUTIONS, INC.


                                      By: /s/David Ellison
                                         ---------------------------------------
                                         David Ellison
                                         Chief Financial Officer



                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints David Ellison and John F. DeBernardis, and each of them, his true and lawful attorneys-in-fact and agents, with power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying all that said attorneys-in-fact and agents or his substitute or substitutes, or any of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Registrant, in the capacities and on the dates indicated.

              Signature                         Title                           Date
              ---------                         -----                           ----
/s/John F. DeBernardis            Chief Executive Officer and             December 17, 2004
                                  Director
----------------------            (Principal Executive Officer)
John F. DeBernardis


/s/ David Ellison                 Chief Financial Officer                 December 17, 2004
----------------------            (Principal Financial and
David Ellison                     Accounting Officer)


/s/ Bruce N. Barron               Chairman and Director                   December 17, 2004
----------------------
Bruce N. Barron


/s/Richard Stone                  Director                                December 17, 2004
----------------------
Richard Stone


/s/Preston Tsao                   Director                                December 17, 2004
----------------------
Preston Tsao


/s/ Michael Sorell                Director                                December 17, 2004
----------------------
Michael Sorell